Exhibit 99
                                Selected Information
                       Relating to Series 1992-1 Certificates
                            Series 1992-2 Certificates,
                            Series 1994-1 Certificates,
                      Series 1995-1 Certificates, Series 1996-1
                    Certificates, Series 1996-2 Certificates, and
                           Series 1997-1 Certificates from
                      January 1, 1997 through December 31, 1997
                      -------------------------------------------



                Series 1992-1    Series 1992-2    Series 1994-1    Series 1995-1     Series 1996-1
                6 7/8% Auto      7 3/8% Auto      Floating Rate    6.50% Auto        5.50% Auto
                Loan Asset       Loan Asset       Loan Asset       Loan Asset        Loan Asset
                Backed           Backed           Backed           Backed            Backed
                Certificates     Certificates     Certificates     Certificates      Certificates
                ------------     ------------     ------------     -------------     -------------





Interest
Paid            $ 5,729,166.67   $  17,208,333.32 $ 59,641,480.81  $ 65,694,444.47   $ 44,033,333.38

Servicing
Fee Paid        $   333,333.33   $   1,633,333.33 $  9,999,999.96  $  9,999,999.96   $  8,000,000.04







                Series 1996-2    Series 1997-1
                Floating Rate    Floating Rate
                Loan Asset       Loan Asset
                Backed           Backed
                Certificates     Certificates
                ------------     ------------


Interest
Paid            $ 56,281,633.35  $ 28,828,051.27

Servicing
Fee Paid        $  9,600,000.00  $  4,854,166.67








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